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================================================================================

                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 11, 2003



COMMISSION          REGISTRANT; STATE OF INCORPORATION;         IRS EMPLOYER
FILE NUMBER            ADDRESS; AND TELEPHONE NUMBER          IDENTIFICATION NO.

  1-9513                  CMS ENERGY CORPORATION                 38-2726431
                         (A MICHIGAN CORPORATION)
                             ONE ENERGY PLAZA
                         JACKSON, MICHIGAN 49201
                              (517) 788-0550




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 11, 2003, CMS Energy Corporation ("CMS Energy") completed the previously announced sale of all of the outstanding capital stock of Panhandle Eastern Pipe Line Company ("Panhandle") to Southern Union Panhandle Corp., a newly formed entity owned by Southern Union Company.

CMS Energy received approximately $582 million in cash and three million shares of Southern Union Company common stock, worth approximately $49 million based on the June 11, 2003 closing price of $16.48 per share. The sale agreement allows CMS Energy to sell the stock after 90 days. Southern Union Panhandle Corp. also assumed approximately $1.16 billion in debt. Consideration for the sale was established as a result of negotiations between the parties. CMS Energy used the cash, and will use proceeds from the ultimate sale of the Southern Union Company stock, to reduce debt.

CMS Energy expects to incur a loss on the sale of Panhandle. The loss calculations have not been finalized but CMS Energy's best estimate is an after-tax loss of approximately $31 million (subject to post-closing adjustments) on the sale of Panhandle in the second quarter of 2003.

Further, a significant number of Panhandle employees elected to retire as of July 1, 2003 under the Consumers Energy Employee Pension Plan. As a result, CMS Energy expects to record a settlement loss and a plan curtailment gain in the second quarter of 2003 pursuant to the provisions of Statement of Financial Accounting Standards No. 88 - Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. The calculations have not been finalized, but CMS Energy expects a net after-tax loss of approximately $13 million. In addition, CMS Energy will be required to re-measure its defined benefit retirement plan obligations during the second quarter of 2003 and as a result, in the second quarter of 2003, will likely record an additional minimum liability charge to other comprehensive income estimated to be $20 million, net of tax effects.

Panhandle includes Panhandle Eastern Pipe Line Company, CMS Trunkline Gas Company, CMS Trunkline LNG Company, and the CMS Sea Robin Pipeline Company. Panhandle is primarily engaged in the interstate transportation and storage of natural gas and also owns a liquefied natural gas importation terminal complex. Panhandle has approximately 10,700 miles of pipeline in the United States. Panhandle Eastern Pipe Line Company's natural gas transmission system consists of four large diameter pipelines extending approximately 1,300 miles from producing areas in the Anadarko Basin of Texas, Oklahoma and Kansas through the states of Missouri, Illinois, Indiana, Ohio and into Michigan. CMS Trunkline Gas Company's transmission system includes two large diameter pipelines that extend approximately 1,400 miles from the Gulf Coast areas of Texas and Louisiana through the states of Arkansas, Mississippi, Tennessee, Kentucky, Illinois and Indiana to a point on the Indiana-Michigan border. Panhandle owns and operates 47 compressor stations and has five gas storage fields located in Illinois, Kansas, Louisiana, Michigan and Oklahoma with an aggregate storage capacity of 70 billion cubic feet. Panhandle's major customers include 25 utilities located primarily in the United States Midwest market area.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

Not applicable.

(b)  Pro Forma Financial Information

The accompanying unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical consolidated financial statements of CMS Energy to give effect to the sale of Panhandle, assuming the sale had been effective for the periods indicated.

CMS Energy's consolidated financial statements as of and for the three months ended March 31, 2003 and for the year ended December 31, 2002, reported Panhandle as a discontinued operation under Statement of Financial Accounting Standards No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission governing pro forma information. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of CMS Energy as contained in its 2002 Annual Report on Form 10-K and Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2003.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the Panhandle sale was consummated on March 31, 2003. Therefore, the loss on sale recognized at March 31, 2003 will ultimately differ from the actual loss that occurred at the June 11, 2003 date of sale. The Unaudited Pro Forma Condensed Consolidated Statements of Income assume the Panhandle disposition occurred on January 1, 2002. The unaudited pro forma condensed consolidated financial statements are presented for purposes of illustration only, in accordance with the assumptions set forth below, and are not necessarily indicative of the financial position or results of operations that would have occurred had the sale been consummated on the dates as of which, or at the beginning of the period for which, the sale is being given effect, nor are they necessarily indicative of future operating results or financial position of CMS Energy.




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                             CMS ENERGY CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 2003
                                  (In millions)



                                                                       HISTORICAL       SALE OF       PRO FORMA    PRO FORMA
                                                                       CMS ENERGY      PANHANDLE     ADJUSTMENTS  CMS ENERGY
                                                                       ----------      ---------     -----------  ----------
                                                                                       (NOTE 1)        (NOTE 2)
  ASSETS
     Plant and Property (at cost)                                       $  10,712                                   $10,712
     Less accumulated depreciation, depletion and amortization              5,490                                     5,490
                                                                        ---------                                   -------
                                                                            5,222                                     5,222
     Construction work-in-progress                                            488                                       488
                                                                        ---------                                   -------
     Net plant and property                                                 5,710                                     5,710
     Investments                                                            1,447       $    37       $  (37)(a)      1,447
     Cash and temporary cash investments                                      675           589         (534)(a)        730
     Other current assets                                                   1,561                                     1,561
     Current assets held for sale                                             355          (189)                        166
     Non-current assets                                                     2,505                                     2,505
     Non-current assets held for sale                                       2,042        (1,812)                        230
                                                                        ---------       -------       ------        -------
  TOTAL ASSETS                                                          $  14,295       $(1,375)      $ (571)       $12,349
                                                                        =========       =======       ======        =======



  STOCKHOLDERS' INVESTMENT AND LIABILITIES
     Common stockholders' equity and other paid-in-capital              $   3,606                                   $ 3,606
     Other comprehensive loss                                                (737)                    $  (20)(c)       (757)
     Retained deficit                                                      (1,641)      $   (27)         (13)(b)     (1,681)
     Preferred stock and trust preferred securities                           927                                       927
     Long-term debt                                                         5,212                       (537)(a)      4,675
     Non-current portion of capital leases                                    121                                       121
                                                                        ---------       -------       ------        -------
       Total capitalization                                                 7,488           (27)        (570)         6,891
     Minority interests                                                        22                                        22
     Current liabilities                                                    2,470            32                       2,502
     Current liabilities held for sale                                        299          (190)                        109
     Non-current liabilities                                                2,718                         33(b,c)     2,751
     Non-current liabilities held for sale                                  1,298        (1,190)         (34)(a)         74
                                                                        ---------       -------       ------        -------
  TOTAL STOCKHOLDERS' INVESTMENT AND LIABILITIES                        $  14,295       $(1,375)      $ (571)       $12,349
                                                                        =========       =======       ======        =======






       See Notes to pro forma condensed consolidated financial statements.




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                             CMS ENERGY CORPORATION

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2002
                     (In millions, except per share amounts)



                                                                        HISTORICAL       PROFORMA       PROFORMA
                                                                        CMS ENERGY     ADJUSTMENTS     CMS ENERGY
                                                                        ----------     -----------     ----------
                                                                                         (NOTE 2)
  OPERATING REVENUE                                                       $ 8,687                        $8,687
  OPERATING EXPENSES                                                        8,588                         8,588
                                                                          -------                        ------
  OPERATING INCOME                                                             99                            99
                                                                          -------                        ------

  OTHER INCOME                                                                  2                             2
  FIXED CHARGES                                                               504          $(46)(d)         458
                                                                          -------          ----          ------

  LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
     TAXES AND MINORITY INTERESTS                                            (403)           46            (357)
  INCOME TAX EXPENSE                                                           13            16(e)           29
                                                                          -------          ----          ------
  LOSS FROM CONTINUING OPERATIONS                                          $ (416)         $ 30          $ (386)
                                                                          =======          ====          ======




  LOSS FROM CONTINUING OPERATIONS PER SHARE
     BASIC   - AVERAGE COMMON SHARES OUTSTANDING                              139                           139
             - INCOME PER AVERAGE COMMON SHARE                            $ (2.99)         $.21         $ (2.78)
     DILUTED - AVERAGE COMMON SHARES OUTSTANDING                              139                           139
             - INCOME PER AVERAGE COMMON SHARE                            $ (2.99)         $.21         $ (2.78)



       See Notes to pro forma condensed consolidated financial statements.



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                             CMS ENERGY CORPORATION

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      FOR THREE MONTHS ENDED MARCH 31, 2003
                     (In millions, except per share amounts)



                                                                         HISTORICAL     PRO FORMA      PRO FORMA
                                                                         CMS ENERGY    ADJUSTMENTS     CMS ENERGY
                                                                         ----------    -----------     ----------
                                                                                         (NOTE 2)
  OPERATING REVENUE                                                        $1,992                        $1,992
  OPERATING EXPENSES                                                        1,753                         1,753
                                                                            -----                        ------
  OPERATING INCOME                                                            239                           239
                                                                            -----                        ------

  OTHER INCOME (DEDUCTIONS)                                                    (2)                           (2)
  FIXED CHARGES                                                               119          $(12)(d)         107
                                                                            -----          ----          ------



  INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
    TAXES AND MINORITY INTERESTS                                              118            12             130
  INCOME TAX EXPENSE                                                           41             4(e)           45

  MINORITY INTERESTS                                                            1                             1
                                                                            -----          ----          ------

  INCOME FROM CONTINUING OPERATIONS                                         $  76          $  8          $   84
                                                                            =====          ====          ======


  INCOME FROM CONTINUING OPERATIONS PER SHARE:
     BASIC   - AVERAGE COMMON SHARES OUTSTANDING                              144                           144
             - INCOME PER AVERAGE COMMON SHARE                              $ .53          $.05          $  .58
     DILUTED - AVERAGE COMMON SHARES OUTSTANDING                              165                           165
             - INCOME PER AVERAGE COMMON SHARE                              $ .49          $.05          $  .54




       See Notes to pro forma condensed consolidated financial statements.




Note 1 - Sale of Panhandle

As discussed in Item 2 above, CMS Energy sold all of the outstanding capital stock of Panhandle to Southern Union Panhandle Corp. for a combination of cash, stock and assumption of debt. Accordingly, CMS Energy has reflected, in the accompanying unaudited pro forma condensed consolidated financial statements, that the sale yielded CMS Energy total cash consideration, including adjustments to working capital, of approximately $589 million and three million shares of Southern Union Company common stock, valued at approximately $37 million, based on a price at March 31, 2003 of $12.15 per share. The sale also included $16 million each of selling expenses and taxes, resulting in a loss of $27 million calculated as of March 31, 2003 and reflected in retained deficit. In the sale transaction, CMS Energy retained Panhandle assets totaling $28 million and liabilities of $96 million, which includes a $34 million Panhandle bridge loan and $62 million of pension and other postretirement liabilities of Panhandle employees through the date of sale.





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Note 2 - Pro Forma and Panhandle Sale Adjustments

The following is a summary of pro forma adjustments:

Condensed Consolidated Balance Sheet:

         a. To reflect the retirement of $537 million of long term debt and the payment of the Panhandle bridge loan of $34 million from the cash proceeds of the sale of Panhandle and of Southern Union Company common stock.

         b. To reflect the expected net loss due to the settlement loss and plan curtailment gain from pension obligations pursuant to SFAS No. 88 (see Item 2).

         c. To reflect the additional liability and the corresponding charge to other comprehensive income from re-measurement of pension plan obligations at the date of sale of $20 million net of tax.

Condensed Consolidated Statements of Income:

         d. To reflect reduced interest expense from the use of $571 million of proceeds to reduce long-term debt outstanding at the beginning of the year ended December 31, 2002, and the three months ended March 31, 2003, at average interest rates of 8.2% for both periods. The year ended December 31, 2002 assumes cash proceeds from the sale of Southern Union common stock were not available to pay down debt for 90 days in accordance with the Panhandle sale agreement.

         e. To reflect the income tax effects of the pro forma adjustments.


(c)  Exhibits

(10)(a) Stock Purchase Agreement by and among CMS Gas Transmission Company, AIG Highstar Capital, L.P., AIG Highstar II Funding Corp., Southern Union Company and Southern Union Panhandle Corp. dated as of December 21, 2002 (Filed as Exhibit 10.1 to Form 8-K filed December 22, 2002)

(10)(b) Amended and Restated Stock Purchase Agreement by and among CMS Gas Transmission Company, Southern Union Company and Southern Union Panhandle Corp. dated as of May 12, 2003 (Filed as Exhibit (10)(b) to Form 10-Q filed May 14, 2003)

(10)(c) Shareholder Agreement by and between CMS Gas Transmission Company and Southern Union Company dated as of May 12, 2003 (Filed as Exhibit (10)(c) to Form 10-Q filed May 14, 2003)

(10)(d) Amendment Agreement by and among CMS Gas Transmission Company, AIG Highstar Capital, L.P., AIG Highstar II Funding Corp., Southern Union Company and Southern Union Panhandle Corp. dated as of May 12, 2003 (Filed as Exhibit (10)(d) to Form 10-Q filed May 14, 2003)


This Form 8-K contains "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. The "forward-looking statements" are subject to risks and uncertainties. They should be read in conjunction with the Management's Discussion and Analysis found in CMS Energy's Form 10-Q for the quarterly period ended March 31, 2003 (incorporated herein by reference), that discusses important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.







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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CMS ENERGY CORPORATION

Dated:  June 23, 2003

                                   By:    /s/ Thomas J. Webb
                                          ----------------------------------
                                          Thomas J. Webb
                                          Executive Vice President and Chief
                                          Financial Officer